                                                                   EXHIBIT 16(B)
PACIFIC HORIZON FUNDS - PRIME VALUE FUND
Calculation of Yields on Money Market Funds
As of June 15, 1993


              Date
             ------                          ----------
            15-Jun-93                        $0.000087
            14-Jun-93                        0 .000087
            13-Jun-93                        0 .000085
            12-Jun-93                        0 .000085
            11-Jun-93                        0 .000085
            10-Jun-93                        0 .000086
            09-Jun-93                        0 .000087
                                             -----------


Total Dividends for
     7 Day Period   . . . . . . . . . . . . . . . .           $0.000601
Dividend by:  Number
     of Days in Period  . . . . . . . . . . . . . .                   7
Multiplied by:  Number
     of Days in Year  . . . . . . . . . . . . . . .                 365
Dividend by:  Offering
     Price per Share  . . . . . . . . . . . . . . .               $1.00
                                                             ----------
7 Day Yield . . . . . . . . . . . . . . . . . . . .                3.14%
                                                                   ====


***************************************************

7 Day Yield . . . . . . . . . . . . . . . . . . . .                3.14%
Dividend by:  Number of 7
     Day Periods in Year  . . . . . . . . . . . . .           52.142857
Plus 1  . . . . . . . . . . . . . . . . . . . . . .                   1
                                                             ----------
                                                             1.00060145

Raised to the Power of
     the Number of 7 Day
     Periods in a Year  . . . . . . . . . . . . . .           52.142857
                                                             ----------
                                                               1.031849
                                                             ----------
Effective 7 Day Yield                                              3.18%
                                                                   ====

                                                                Dividend Rates

                                              FIRST CASH FUNDS                FIRST FUNDS OF AMERICA

                                                                            Government       Treasury
                                           Gov't          Treasury            Money           Money
             Date                        Portfolio        Portfolio            Fund            Fund
           --------                      ---------        ---------         ----------      ---------
            28-Feb-93                    $0.000085        $0.000075        $0.000078        $0.000070
            27-Feb-93                     0.000085         0.000075        0 .000078         0.000070
            26-Feb-93                     0.000085         0.000075        0 .000078         0.000070
            25-Feb-93                     0.000081         0.000075        0 .000073         0.000070
            24-Feb-93                     0.000081         0.000075        0 .000073         0.000070
            23-Feb-93                     0.000081         0.000075        0 .000073         0.000070
            22-Feb-93                     0.000082         0.000075        0 .000074         0.000070
                                         ---------        ---------        ---------        ---------

Total Dividends for
  7 Day Period  . . . . . . . .          $0.000581        $0.000526        $0.000527        $0.000487
Dividend by:  Number
  of Days in Period . . . . . .                  7                7                7                7
Multiplied by:  Number
  of Days in Year . . . . . . .                365              365             365               365
Dividend by:  Offering
  Price per Share . . . . . . .              $1.00            $1.00           $1.00             $1.00
                                         ---------        ---------        ---------        ---------

7 Day Yield . . . . . . . . . .               3.03%            2.74%            2.75%            2.54%
                                              ====             ====             ====             ====

******************************************************************************

7 Day Yield . . . . . . . . . .               3.03%            2.74%            2.75%            2.54%
                                              ====             ====             ====             ====
Dividend by:  Number of 7
  Day Periods in Year . . . . .          52.142857        52.142857        52.142857        52.142857
Plus 1  . . . . . . . . . . . .                  1                1                1                1
                                        ----------       ----------       ----------       ----------
                                        1.00058120       1.00052640       1.00052659       1.00048745

Raised to the Power of
  the Number of 7 Day
  Periods in a Year . . . . . .          52.142857        52.142857        52.142857        52.142857
                                        ----------       ----------       ----------       ----------
                                          1.030761         1.027821         1.027831         1.025737
                                        ----------       ----------       ----------       ----------
Effective 7 Day Yield                         3.08%            2.78%            2.78%            2.57%
                                              ====             ====             ====             ====